UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) March 31, 2015


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


           Delaware                 1-3390               04-2260388
(State or other jurisdiction of  (Commission          (I.R.S. Employer
 incorporation)                  File Number)        Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  5.02  Departure  of  Directors  or  Certain  Officers;  Election   of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, Seaboard Corporation (Seaboard) announced the appointment of Michael D. Trollinger as Vice President, Corporate Controller and Chief Accounting Officer effective March 31, 2015. Mr.
Trollinger  will  act  as  Seaboard's principal  accounting  officer.   Mr.
Trollinger, age 46, brings over 17 years of financial expertise to Seaboard. Mr. Trollinger has extensive accounting and finance experience with public companies including financial reporting in accordance with United States generally accepted accounting principles, various filings with the Securities and Exchange Commission and compliance with various applicable laws and regulations such as Sarbanes-Oxley. Most recently, from 2011 to 2015, Mr. Trollinger served as Vice President Finance & Operational Reporting for Jack Cooper Enterprises, Inc. Mr. Trollinger also spent over 13 years in public accounting as a certified public accountant, most recently as Senior Audit Manager from 2009 to 2011 with Grant Thornton, LLP. Mr. Trollinger also previously worked for KPMG, LLP and Arthur Andersen, LLP. While at KPMG, Seaboard Corporation was one of his audit clients for several years while serving as Senior Audit Manager.



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE: April 2, 2015

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer


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